                                                                   EXHIBIT 10.16

                          FINANCIAL SERVICES AGREEMENT

        This Financial Services Agreement (this "Agreement") is entered into this 25th day of March, 2003, by and between Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company ("The Company"), and Northland Securities, Inc., a Minnesota corporation ("Northland Securities").

                                    RECITALS:

        WHEREAS, The Company is desirous of developing, constructing and operating a minimum 40 million gallon ethanol production facility in Davenport, Nebraska (the "Project");

        WHEREAS, Northland Securities has experience with and can provide advice on financial matters and assistance regarding project financing; and

        WHEREAS, The Company is desirous of obtaining the services of Northland Securities to provide such advice on financial matters and assistance regarding project financing in connection with the Project.

        NOW, THEREFORE, in consideration of the mutual covenants and stipulations hereafter, the parties agree as follows:

        Section 1. (A) Services. Northland Securities shall provide to The Company the following services (the "Services") in connection with the Project:

                (1) Assist and advise The Company in developing and implementing a strategy for the financing needs for the Project and The Company, including equity and debt;

                (2) Assist and advise The Company in evaluating financial options, including associated costs and technical aspects of any U.S. Department of Agriculture guarantee program, tax increment financing revenue bonds, subordinated debt, and state and federal grants;

                (3) Assist and advise The Company in sourcing and evaluating negotiations of debt financing for the Project, including construction financing and long-term debt financing;

                (4) Assist and advise The Company in the preparation of a development business plan (the "Business Plan") with five years of operation projections;

                (5) Assist and advise The Company in credit analyses, submissions, and presentations; and

                (6) Services rendered in connection with the Private Debt Placement, as described below.

        In addition, Northland Securities agrees to act as The Company's exclusive selling agent to solicit purchases of equity and debt on a "best efforts" basis. The equity offering and the compensation of Northland Securities related to such equity offering shall be pursuant to an agency agreement to be entered into by The Company and Northland Securities (the "Agency Agreement").

        (B) Private Debt Placement. The offering of debt will be made by a private placement memorandum (including any amendments thereto, the "Memorandum") to be prepared by The Company in connection with a syndicated commercial transaction or otherwise. Any offers and sales of debt securities will be made in accordance with the exemptions from registration under the Securities Act of 1933, as amended (the "Act"), as provided by Section 4(2) and/or Regulation D, Rule 506 under the Act, and other available exemptions under the Act and applicable State or other jurisdictions securities laws (the "Private Debt Placement").

        Northland Securities will consult with The Company in planning the Private Debt Placement and review with The Company and its counsel all preliminary and final revisions of the Memorandum, the subscription documents (including investor questionnaires) related thereto, and such local securities laws' compliance as may be required as a result of the Private Debt Placement. All documents to be used in the Private Debt Placement are to be reviewed by Northland Securities prior to use by The Company in making offers or sales.

        It is understood that The Company may in its discretion postpone, modify, abandon or terminate the Private Debt Placement at any time prior to its consummation. Northland Securities may decline to participate in the Private Debt Placement if it reasonably determines that the offering has become impracticable or undesirable. Subject to prior approval by The Company, Northland Securities reserves the right to retain other NASD broker/dealers to act as subagents on its behalf and to retain foreign representatives to act on its behalf for offers to non-U.S. persons (as defined under the Act), subject to their agreement to the terms hereof.

        Section 2.    Compensation.

        (A) Fees. In consideration of the Services, The Company will pay Northland Securities a fee as a percentage of Total Project Capitalization as set forth in the following table. All capitalized terms in this Section 2(A) are defined in Section 2(B) below.

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                                                              PAYMENT
                      FEE                                      TERMS
                      ---                                     -------
      1.5833% of Total Project Capitalization           Due in full at time of
      less all equity capitalization,                   Financial Close
      Lurgi/PSI debt or equity investment and
      any and all grants or seed capital
      investment granted or received as of the date of the signing of this agreement.

      0.25% of Total Project Capitalization             Prorated over 9 months
      less all equity capitalization,                   after Successful
      Lurgi/PSI debt or equity investment and           Commissioning
      any and all grants or seed capital
      investment granted or received as of the date of the signing of this agreement.

        The fees described in this Section 2(A) are in addition to any fees or commissions payable to Northland Securities by The Company under the Agency Agreement.

        (B)     Definitions:

        Financial Close: Closing on all Project Financing; provided, however, that "Project Financing" shall not include financing related to any equity offering by The Company.

        Successful Commissioning: Production of ethanol meeting design specifications on a daily basis of nameplate production and all production meets the guarantees provided by the general contractor and engineer, each as agreed upon by The Company and Northland Securities.

        Project Financing: Total debt financing of the Project.

        Total Project Capitalization: The total source of funds including, but not limited to, grants, subordinated debt, senior debts, the equity portion of Working Capital, and revolving line of credit all as established as of Financial Close; provided, however, "Total Project Capitalization" does not include any proceeds raised as a result of any private or public equity offering, Seed Capital Equity, Lurgi/PSI debt or equity investment, any and all grants received before or after the date of the signing of this agreement (unless Northland Securities substantially participated in obtaining the grant), and any and all seed capital investment received by The Company as of the date of the signing of this agreement.

        Seed Capital Equity:  At risk capital for project development.

        (C) Expenses. The Company has paid Northland Securities a non-refundable expense retainer of $25,000 (the "Expense Retainer"). Any unused portion of the Expense Retainer at Financial Close will be an offset against the fees set forth above.

        Northland Securities' out-of-pocket expenses, including travel, lodging, meals, communication, costs of outside financial analysis and reports prepared in connection with providing the Services shall be deductions from the Expense Retainer. If expenses exceeding $5,000 per month are required, Northland Securities shall seek pre-approval by The Company, which shall not be unreasonably withheld. Northland Securities shall submit monthly updated expense reports to The Company for reimbursement.

        The Company will be responsible for the payment of all costs of issuance, fees and expenses, including, but not limited to, publication expenses, legal counsel, bond counsel, ratings, credit enhancement, all travel, printing of bonds, printing and distribution of required disclosure documents, trustee fees, agent fees and CUSIP numbers.

        Section 3. Term of Agreement; Termination Payment. Except as set forth in Paragraph 5 of Exhibit A hereto, the term of this Agreement shall begin on the date of execution set forth above and shall have an expiration date 9 months after Successful Commissioning (as such term in defined in Section 2(A)).

        Either party may terminate this Agreement immediately if (1) by May 1, 2003, The Company has not raised its minimum subscription amount as set forth in The Company's Registration Statement, as amended, filed with the U.S. Securities and Exchange Commission, or (2) the Financial Close has not occurred by June 30, 2003.

        All expenses incurred through the date of termination of this Agreement shall be paid to the appropriate party.

        Section 4. Independent Contractor. Northland Securities is an independent contractor and nothing in this Agreement shall constitute or designate Northland Securities or any of its employees or agents as employees or agents of The Company.

        Section 5. (A) Representations and Warranties of The Company. The Company represents and warrants to Northland Securities that it has obtained all necessary corporate authority, permits, consents and orders required to enter into this Agreement. This Agreement has been duly authorized by The Company. The Company further represents and warrants that the Memorandum, when prepared by The Company, will not contain an untrue statement of a material fact or omit to state a material fact required to be made or necessary in order to make the statements in the Memorandum not misleading.

        (B) Representations and Warranties of Northland Securities. Northland Securities represents it has obtained all necessary corporate authority, licenses, permits, consents and registration required to enter into this Agreement and to perform and carry out the Services.

        Section 6. Arbitration. If any dispute arises out of or in connection with this Agreement (except for any dispute arising out of or in connection with the confidentiality provisions set forth on Exhibit A hereto), the obligations arising under this Agreement (except for any obligations arising under the confidentiality provisions set forth on Exhibit A hereto) or the interpretation of this Agreement's terms (except for the interpretation of the terms of the confidentiality provisions set forth on Exhibit A hereto), the matter shall be referred to arbitration pursuant to the commercial rules of the American Arbitration Association and according to the following terms:

                (A) Either party may initiate arbitration by giving written notice requesting arbitration to the other party.

                (B) The parties shall select a single arbitrator by mutual agreement, but if they fail to select an arbitrator within 10 calendar days of the receipt of notice of arbitration, then each party shall within seven business days thereafter, appoint their respective arbitrator and the two arbitrators thus chosen shall together, within seven business days of their appointment, select a third arbitrator and that three member panel shall arbitrate the dispute. In the event that the two arbitrators shall fail within seven business days of their appointment to select a third arbitrator, then upon written request of either party, the third arbitrator shall be appointed by the American Arbitration Association. If a party shall fail to appoint an arbitrator as required the arbitrator appointed by the other party shall be the sole arbitrator. The arbitration shall be conducted in Omaha, Nebraska.

                (C) Within 15 business days of the appointment of the arbitrator or panel, as the case may be, each party shall state in writing its position concerning the dispute, supported by the reasons therefore, and deliver its position to the arbitrator(s) and the other party. If either party fails to submit its position in a timely manner, the position submitted by the other party shall be deemed correct, and the arbitration shall be deemed concluded. The parties shall then have 10 calendar days to respond to the position of the other party and deliver that response to the arbitrator(s). The arbitrator(s) shall, within 30 calendar days thereafter, meet to consider the documents presented in order to make a determination by majority on the issues in dispute. Within 15 business days of the end of their meeting the arbitrator(s) shall present their award. The arbitrator(s) may award a party the right to terminate this Agreement if termination is a remedy specified herein for the claim which is the subject of the arbitration.

                (D) Each party in such arbitration shall bear one-half each of the expenses of the arbitrator(s), including their fees and costs, but each party shall bear their own expenses, including attorney's fees.

        Section 7. Indemnification and Contribution. In consideration of the agreement of Northland Securities to act on behalf of The Company pursuant to this Agreement, The Company agrees to indemnify and hold harmless Northland Securities, its affiliates (within the meaning of the Act), and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Act) (Northland Securities and each such other person or entity are hereinafter referred to as an "Indemnified Person"), from and against any losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this agreement (collectively "Actions") (Liabilities and Actions are herein collectively referred to as "Losses"), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to The Company's obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of any act, omission, transaction or event contemplated by this Agreement. The Company will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that it shall have been finally determined by arbitration in accordance with the terms of this Agreement that such Losses resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to its gross negligence or willful misconduct. To the extent that any prior payment has been made by The Company to such Indemnified Person is so determined to have been improper by reason of such Indemnified Person's gross negligence or willful misconduct, such Indemnified Person shall promptly pay such amount to The Company, together with interest, at the prime rate announced from time to time by U.S. Bank, N.A.

        Northland Securities shall indemnify and hold harmless The Company from and against any and all Losses based primarily on or arising proximately from any acts of gross negligence, willful misconduct, fraud or misrepresentations by Northland Securities. Northland Securities shall follow the same procedure for indemnification of The Company as set forth in this Section 7 as if The Company was the "Indemnified Person".

        If the indemnity provided for in this Section 7 should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, The Company shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and The Company on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each such Indemnified Person, respectively, and The Company as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the amount of the compensation actually received by Northland Securities pursuant to this Agreement. The respective relative benefits received by Northland Securities and The Company in connection with any transaction shall be deemed to be in the same proportion as the aggregate fee paid to Northland Securities in connection with the transaction bears to the total consideration of the transaction. The relative fault of each Indemnified Person and The Company shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or The Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

        The Company also agrees that no Indemnified Person shall have any liability to The Company or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of this Agreement, except Losses incurred by The Company which it shall have been finally determined by arbitration in accordance with the terms of this Agreement to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to its gross negligence or willful misconduct. In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. The Company agrees that without Northland Securities' prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to this Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or The Company reaffirms its obligations to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

        Promptly after its receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against The Company hereunder, notify in writing The Company of the commencement thereof; but omission so to notify The Company will not relieve The Company from any liability hereunder which it may have to any Indemnified Person. If The Company so elects, The Company may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to Northland Securities) and payment of expenses, provided The Company acknowledges in writing its unconditional obligation pursuant to this agreement to indemnify Northland Securities in respect of such Action and provides to Northland Securities evidence reasonably satisfactory to Northland Securities that The Company will have the financial resources to conduct such defense actively and diligently and permits Northland Securities and counsel retained by Northland Securities at its expense to participate in such defense. Notwithstanding the foregoing, in the event Northland Securities determines in its sole discretion that it is advisable for the Indemnified Persons to be represented by separate counsel, then Northland Securities may employ on behalf of the Indemnified Persons a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and The Company will pay the fees and disbursements of such separate counsel as incurred.

        In the event of any fundamental change involving the corporate structure of The Company, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of The Company in this engagement letter shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of Northland Securities reasonably satisfactory to Northland Securities.

        If multiple claims are brought against Northland Securities in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, The Company agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

        The obligations of The Company referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.

        Section 8. Entire Agreement/Amendments. This Agreement constitutes the entire Agreement between the parties hereto and sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force and effect. This Agreement shall not be modified except in writing and executed by both parties.

        Section 9. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota.

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the remaining provisions.

        Section 10. Notices. Any written notice or communication required by this Agreement, or by law, to be served on, given to, or delivered to either party by the other party, shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal service, when deposited in the U.S. mail, first class, postage pre-paid addressed as follows:

        Oregon Trail Ethanol Coalition, L.L.C.    with a copy to:
        ATTN:  Mark Jagels                        Baird Holm Law Firm, LLP
        102 West 6th Street                       ATTN: Victoria H. Finley
        Box 267                                   1500 Woodmen Tower
        Davenport, NE 68335                       Omaha, Nebraska 68102

        Northland Securities Inc.                 with a copy to:
        ATTN: Mark Fisler                         Messerli & Kramer, P.A.
        45 South 7th Street                       1800 Fifth Street Towers
        25th Floor                                150 So. Fifth St.
        Minneapolis, MN 55402                     Minneapolis, Minnesota  55402
                                                  Attn:  John R. Larson

        Section 11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereunder as well as their respective representatives, distributees, successors, and assigns. No assignment of this Agreement shall be allowed to any third party without the other party's prior written consent.

        Section 12. Confidentiality. The Company agrees to provide documents and other information related to the Project, as Northland Securities may reasonably request. Northland Securities agrees to provide documentation related to its provision of the Services, as The Company may reasonably request. All such information will be held in confidence pursuant to the terms and conditions set forth on Exhibit A hereto, which Exhibit A is hereby incorporated by reference herein and made part of this Agreement; provided, however, that information may be disclosed pursuant to subpoena or other judicial or administrative order or process or as may be appropriate in connection with the Private Debt Placement to prospective investors.

        IN WITNESS HEREOF, the parties have executed this Agreement on the day and year first above written. By the signature of its representative(s) below, each party affirms that it has taken all necessary action to authorize said representative(s) to execute this Agreement.

        EACH PARTY AGREES IT HAS READ AND UNDERSTANDS ALL THE TERMS OF THIS AGREEMENT.

                              OREGON TRAIL ETHANOL COALITION, L.L.C.

                              By: /s/ Mark L. Jagels                 (signature)
                                  -----------------------------------
                                      Mark Jagels                     (printed)

                              Its:    Chairman

                              NORTHLAND SECURITIES, INC.

                              By: /s/ Randy G. Nitzsche              (signature)
                                  -----------------------------------
                                      Randy G. Nitzsche              (printed)
                                  -----------------------------------
                              Its     Chief Operating Officer
                                  -----------------------------------

                                    EXHIBIT A

                         TO FINANCIAL SERVICES AGREEMENT

                           CONFIDENTIALITY PROVISIONS

        This is Exhibit A to the Financial Services Agreement (the "Financial Services Agreement"), dated March 25, 2003, by and between Oregon Trail Ethanol Coalition, L.L.C., a Nebraska limited liability company ("The Company"), and Northland Securities, Inc., a Minnesota corporation ("Northland Securities").

PREAMBLE

        The Company and Northland Securities are currently involved in discussions concerning the development and financing of an ethanol processing facility by the Company (the "Transaction"). As a result of such discussions, each party may have access to certain confidential information of the other party. The parties desire to be bound by the terms of this Exhibit A to the Financial Services Agreement in order to allow disclosure to the party receiving such information (the "Receiving Party") and prohibit disclosure of such information to any other party. Therefore, in consideration of the Receiving Party being given access to certain confidential information of the party providing such information (the "Disclosing Party") and in exchange for the mutual covenant and promises contained in this Exhibit A to Financial Services Agreement, with the intent to be legally bound, The Company and Northland Securities agree as follows:

AGREEMENT

        1. Confidential Information. (a) As used in this Exhibit A to Financial Services Agreement, the "Confidential Information" of the Disclosing Party shall mean all information concerning or related to the business, operations, financial condition or prospects of the Disclosing Party or any of their respective Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (1) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, insurers, reinsurers, brokers, independent contractors, sales representatives and licensees of the Disclosing Party and their respective Affiliates, in each case whether present or prospective, (2) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Disclosing Party and their respective Affiliates, (3) all financial statements, audit reports, budgets and business plans or forecasts of the Disclosing Party and their respective Affiliates and (4) all information concerning or related to the Transaction; provided, that the Confidential Information of the Disclosing

Party shall not include (x) information which is or becomes generally known to the public through no act or omission of the Receiving Party and (y) information which has been or hereafter is lawfully obtained by the Receiving Party from a source other than the Disclosing Party (or any of their respective Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Disclosing Party or any of their Affiliates at the time such Confidential Information was or is disclosed to the Receiving Party. As used in this Paragraph, an "Affiliate" of a Disclosing Party shall mean an entity which controls, is controlled by or is under common control of a Disclosing Party, and the term "control" shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

        2. Nondisclosure of Confidential Information. Except as otherwise permitted by Section 3 of this Exhibit A to Financial Services Agreement, the Receiving Party agrees that it will not, without the prior written consent of the Disclosing Party, disclose or use for its own benefit, or that of any third party, any Confidential Information.

        3. Permitted Disclosures. Notwithstanding Section 2 of this Exhibit A to Financial Services Agreement, Receiving Party shall be permitted to:

                (a) disclose Confidential Information to its officers, employees and counsel, but only to the extent reasonably necessary in order for such party to prepare, conduct and execute and deliver definitive documents for the Transaction; provided that Receiving Party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

                (b) disclose Confidential Information to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this subsection, the Receiving Party shall notify the Disclosing Party of the same, and the Disclosing Party shall have the right to participate with the Receiving Party in determining the amount and type of Confidential Information of the Disclosing Party, if any, which must be disclosed in order to comply with applicable law.

        4. Return of Confidential Information. If activity in respect of the Transaction shall cease without the Transaction being consummated, then, promptly after the written request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all Confidential Information which is in tangible form and which is then in its possession (or in the possession of any of its officers, directors or employees).

        5. Term. The parties' rights and obligations under this Exhibit A to Financial Services Agreement shall continue indefinitely.

        6. Equitable Relief. The Receiving Party acknowledges and agrees that the Disclosing Party would be irreparably damaged in the event that any of the provisions of this Exhibit A to Financial Services Agreement are not performed by the Receiving Party in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Disclosing Party shall be entitled to an injunction or injunctions to prevent breaches of this Exhibit A to Financial Services Agreement by the Receiving Party and shall have the right to specifically enforce the terms of this Exhibit A to Financial Services Agreement and the terms and provisions hereof against the Receiving Party in addition to any other remedy to which the Disclosing Party may be entitled in law or equity.

        7. Governing Law. This Exhibit A to Financial Services Agreement shall be a contract under the State of Minnesota and for all purposes shall be governed by and construed and enforced in accordance with the laws of Minnesota, excluding any choice of law provisions.

        8. Successors and Assigns. The terms of this Exhibit A to Financial Services Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

        9. No Assignment or Delegation. Any assignment, delegation or attempted assignment or delegation of the rights or responsibilities established under this Exhibit A to Financial Services Agreement shall be null and void without the prior written duly executed consent by the Party charged.

        10. Severability of Provisions. If any provision of this Exhibit A to Financial Services Agreement shall be held invalid in a court of law, the remaining provisions shall be construed as if the invalid provision were not included in this Exhibit A to Financial Services Agreement.

        11. Amendment of Exhibit A to Financial Services Agreement. This Exhibit A to Financial Services Agreement may only be amended or modified through a written duly executed instrument by the Parties hereto. Any attempted oral amendment or modification is ineffective and therefore null and void.

        12. No Implied Waiver of Provisions. Either Parties' failure to insist in any one or more instances upon strict performance by the other party of any of the terms of this Exhibit A to Financial Services Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or a delay in performance of any term hereof.

        13. Notices. Any notice required by this Exhibit A to Financial Services Agreement or given in connection with this Exhibit A to Financial Services Agreement, shall be in writing, hand delivered or sent via registered or certified mail, and shall be given to the appropriate party:

                If to The Company:

                                          Oregon Trail Ethanol Coalition, L.L.C.
                                          102 West 6th Street
                                          Box 267
                                          Davenport, Nebraska  68335
                                          Attn:    Mark L. Jagels

                        with a copy to:   Baird Holm Law Firm, LLP
                                          1500 Woodmen Tower
                                          Omaha, Nebraska 68102
                                          Attn:  Victoria H. Finley

                If to Northland Securities:

                                          Northland Securities, Inc.
                                          45 South 7th Street
                                          25th Floor
                                          Minneapolis, MN 55402

                        with a copy to:   Messerli & Kramer, P.A.
                                          1800 Fifth Street Towers
                                          150 So. Fifth St.
                                          Minneapolis, Minnesota  55402
                                          Attn:  John R. Larson

        14. Headings. Headings used in this Exhibit A to Financial Services Agreement are provided for convenience only and shall not be used to construe meaning or intent. DOCS/543961.2